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                            CONSENT OF STEVENS & LEE

         We consent to the reference to Stevens & Lee in the sections of the Registration Statement on Form S-1 of Old Guard Group, Inc. (File No. 333-12779) entitled "Risk Factors -- Possible Adverse Impact of Litigation" and "Business -- Legal Proceedings."

                                         /s/ Stevens & Lee
                                             --------------------------------

111 North Sixth Street
Reading, Pennsylvania
January 14, 1997